Exhibit 10.9

AMENDMENT to the SHIPBUILDING CONTRACT

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

This letter dated May 4, 2011 is the amendment to the Shipbuilding Contract entered into on May 11, 2010 by and between Gas-three Ltd., a corporation organized and existing under the laws of Bermuda and having its registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda (hereinafter called the “Buyer”), on the one part; and Samsung Heavy Industries Co., Ltd., a corporation duly organized and existing under the laws of the Republic of Korea and having its registered office at 1321-15 Seocho-dong, Seocho-gu, Seoul, Korea (hereinafter called the “Builder”), on the other part; and taken together referred to as the “PARTIES”.

WITNESSETH:

WHEREAS, the Buyer and the Builder entered into the Shipbuilding Contract for Builder’s Hull No. 1946 dated May 11, 2010; and

WHEREAS, the Buyer and the Builder hereby agree to amend the Delivery provisions in the Shipbuilding Contract.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the PARTIES hereto, intending to be legally bound, hereby agree as follows:

The following terms and conditions in the Shipbuilding Contract dated May 11, 2010 shall be amended as follows:

1.	DELIVERY OF THE VESSEL
Clause (a) in the Article V “DELIVERY” of the Shipbuilding Contract shall be replaced in its entirety with the following:

(a) The Vessel shall be delivered to the Buyer (hereinafter called the “Delivery”) fully complete, supplied (including lubricating oil and fresh water in the system but excluding ship’s stores such as food, utensils, miscellaneous consumables, etc.) and ready for immediate operation, after having passed the tests and met the standards set forth in the Specifications and Articles III, IV, and XVII hereof on or before ***** 2013 (hereinafter called the “Delivery Date”). The Buyer may delay Delivery beyond the Delivery Date by giving written notice of the revised date (hereinafter called “Revised Delivery Date”) for Delivery not later than two (2) months before keel laying of the vessel. Buyer may give up to only one (1) notice for a delay of forty-five (45) days. Notwithstanding the foregoing, in the event defects that could affect the Vessel’s seaworthiness or impair the operation of Vessel are discovered after the Vessel has passed the tests and met standards set forth in the Specifications and prior to Delivery of the Vessel, Buyer shall have the right to require the Builder to make the necessary correction(s) at the Builder’s expense prior to Delivery.

2.	MISCELLANEOUS
Except as expressly provided in this Amendment, all the other terms and conditions in the Shipbuilding Contract shall remain unchanged.

IN WITNESS WHEREOF, the PARTIES hereto have caused this Amendment to be duly executed on the date and year first above written.

For and on behalf of Gas-three Ltd.:	For and on behalf of Samsung Heavy Industries Co., Ltd.:

	/s/ Jeppe Jensen		/s/ Jaytee Jung

Name:	Jeppe Jensen	Name:	Jaytee Jung
Title:	CEO	Title:	Vice President
Date:		Date:	4th May 2011